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                                                                  EXHIBIT 23.5

                  [LETTERHEAD OF FELDMAN RADIN & CO., P.C.]


                                        September 10, 1997



Securities and Exchange Commission
Office of Chief Accountant
Washington, D.C. 30549

Gentlemen:

We have read the disclosure under Experts in the Registration Statement on Form SB-2 of 800 Travel Systems, Inc. to be filed approximately September 10, 1997 relating to our firm and agree with such statement.



                                        Very truly yours,


                                        /s/ FELDMAN RADIN & CO., P.C.
                                        Certified Public Accountants